UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

244 5th Avenue, Second Floor, Suite 2821

New York, New York 10001

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2026, Data Storage Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”), with Maxim Group LLC (“Maxim”), pursuant to which the Company may offer and sell, from time to time, through Maxim, as sales agent or principal, shares of its common stock, $0.001 par value per share (the “Common Stock”). The terms and conditions of the Agreement are substantially the same as the Equity Distribution Agreement, dated July 18, 2024, by and between the Company and Maxim (the “Original Agreement”).

Subject to the terms and conditions of the Agreement, Maxim will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Agreement, Maxim may sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. Maxim’s obligations to sell shares under the Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions for transactions of this nature. The Company will pay Maxim a commission of 2.5% of the aggregate gross proceeds from each sale of shares and has agreed to provide Maxim with customary indemnification and contribution rights. The Company also agreed to reimburse Maxim for certain specified expenses in connection with entering into the Agreement in an amount not to exceed $25,000, in addition to $2,500 for Maxim’s legal fees on each Bringdown Date (as such term is defined in the Agreement).

The Company is not obligated to make any sales of Common Stock under the Agreement and no assurance can be given that the Company will sell any shares under the Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The Agreement will terminate upon the earlier of: (i) the sale of all shares pursuant to the Agreement, or (ii) termination of the Agreement as provided therein.

Offers and sales of shares of Common Stock by the Company, if any, under the Agreement, will be made through a prospectus, dated July 26, 2024 and an accompanying base prospectus, dated July 26, 2024, contained therein (the “ATM Prospectus”), which ATM Prospectus forms a part of the Company’s shelf registration statement on Form S-3 (File 333-280881), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2024 (the “Registration Statement”) and declared effective by the SEC on July 26, 2024. The ATM Prospectus relates to the offering of up to $10,600,000 shares of the Company’s Common Stock. The Company makes no assurances as to the continued effectiveness of the Registration Statement.

For purposes of the ATM Prospectus, all references to the Original Agreement shall now refer to the Agreement, and all references to termination of such agreement shall now mean the earlier of: (i) the sale of all shares pursuant to the Agreement, and (ii) termination of the Agreement as provided therein.

The foregoing description of the material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the legal opinion of Parsons Behle & Latimer regarding the legality of the shares of Common Stock that may be issued pursuant to the ATM Prospectus is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
1.1	Equity Distribution Agreement, dated May 26, 2026, by and between Data Storage Corporation and Maxim Group LLC
5.1	Opinion of Parsons Behle & Latimer
23.1	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2026	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer